EXHIBIT 99.1

EasyLink Services International Corporation
Announces Fiscal First Quarter 2012 Financial Results

Sets New High Water Mark for Fiscal First Quarter Revenue, Customer
Contracts Signed, Operating Income and Adjusted EBITDA

NORCROSS, GA, December 6, 2011- (GLOBE NEWSWIRE) - EasyLink Services International Corporation ("EasyLink" or "Company") (NasdaqCM: ESIC) (www.easylink.com), a global provider of on-demand cloud based comprehensive messaging and e-commerce applications, reported fiscal first quarter 2012 results setting record levels for fiscal first quarter results.

“These results demonstrate that enterprises across a broad range of industries continue to migrate their global communications requirements to the cloud and are increasingly choosing us for our innovative value-added solutions and services.” said Tom Stallings, CEO of EasyLink. “Delivering these solid results speaks to EasyLink's exceptional value proposition of cloud delivered mission-critical messaging and communications services and our recurring revenue model which continues to produce consistent levels of predictive revenue and significant cash generation.”

Financial Review

Revenue for the first quarter of fiscal 2012 was a first quarter record at $47.0 million, up 107%, compared to $22.7 million in the first quarter of fiscal 2011.  Gross profit for the first quarter of fiscal 2012 was $31.3 million, up 94%, compared to $16.1 million in the first quarter of fiscal 2011.

On Demand Messaging revenue for the first quarter of fiscal 2012, which includes fax, production messaging, document capture and management, e-mail services, and notifications services, was approximately $37.7 million compared to approximately $13.0 million in the first quarter of fiscal 2011.

Supply Chain Messaging revenue for the first quarter of fiscal 2012, which includes electronic data interchange (“EDI”) products and services and other legacy applications, was approximately $9.3 million compared to approximately $9.8 million in the first quarter of fiscal 2011.

Net income for the first quarter of fiscal 2012 was approximately $3.3 million, or $0.10 per basic and diluted share compared to approximately $1.0 million or $0.03 per basic and diluted share in the first quarter of fiscal 2011.  Non-GAAP net income ex-items was $5.4 million, or $0.17 per adjusted basic share and $0.16 per adjusted diluted share compared to approximately $3.2 million, or $0.11 per adjusted basic and diluted share in the first quarter of fiscal 2011.

Adjusted EBITDA, which includes non-cash compensation expense and acquisition and integration related charges, was approximately $11.5 million for the first quarter of fiscal 2012, up 79%, compared to approximately $6.4 million in the first quarter of fiscal 2011.

In fiscal 2011 for purposes of strengthening and broadening our product offerings and capturing market share, we acquired the Send and Notify advanced messaging businesses, known as the Xpedite business, from Premiere Global Services, Inc. It should be noted that the comparisons to first quarter of fiscal 2011 only include the results of the Xpedite business from the date of the acquisition, October 21, 2010, through the end of the Company's fiscal 2011 first quarter on October 31, 2010.

Cash Flow Statement and Balance Sheet

Cash generated from operations for the three months ending October 31, 2011 was $7.5 million, up 52.6% from the first quarter of fiscal 2011. Our cash and cash equivalents at October 31, 2011 totaled $23.0 million.

Non-GAAP Presentation

This press release contains non-GAAP financial measures that are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. This press release should be read in conjunction with the Company's Form 8-K earnings release filed with the Securities and Exchange Commission for the first fiscal quarter ended October 31, 2011.

In addition, these non-GAAP measures: (i) are not based on any comprehensive set of accounting rules or principles; and (ii) have limitations in that they do not reflect all of the amounts associated with EasyLink's results of operations as determined in accordance with GAAP. As such, these measures should only be used to evaluate EasyLink's results of operations in conjunction with the corresponding GAAP measures.

EasyLink believes that the presentation of non-GAAP financial measures, when shown in conjunction with the corresponding GAAP measures, provides useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations because they exclude certain non-cash charges or items that we do not believe are reflective of our ongoing operating results when assessing the performance of our business.

EasyLink believes that these non-GAAP financial measures also facilitate the comparison by management and investors of results between periods and among our peer companies. However, our peer companies may calculate similar non-GAAP financial measures differently than EasyLink, limiting their usefulness as comparative measures.

See reconciliation of GAAP to non- GAAP numbers including GAAP net income to Adjusted EBITDA at the end of this release for details.

Investor Conference Call

The Company plans to hold a conference call on Wednesday, December 7th at 8:30 a.m. EDT to discuss the results for the first quarter of fiscal 2012.

The Company invites all those interested in hearing management's discussion to join the call by dialing 1-888-256-1030 and international callers should dial 1-913-312-1516, participant pass code 7481134. If you are unable to participate and would like to hear a replay of the call, an audio reply will be available on EasyLink's investor relations website at http://ir.easylink.com/events.cfm.

Forward-Looking and Cautionary Statements

This press release contains dollar figures and percentages that are approximations. Except for the historical information and discussion contained herein, statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those indicated by such forward-looking statements.  These and other risk factors are set forth under the caption “Risk Factors” in the Company's Annual Report on Form 10-K, the Company's quarterly reports on Form 10-Q and the Company's other filings with the Securities and Exchange Commission.  These filings are available on a website maintained by the Securities and Exchange Commission at www.sec.gov.

The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

About EasyLink Services International Corporation

EasyLink Services International Corporation (EasyLink) (NasdaqCM: ESIC), headquartered in Norcross, GA, offers a comprehensive portfolio of cloud-based business messaging and transaction services that can bridge the most challenging technology gaps while creating significant cost efficiencies across an organization. From Desktop Fax and Production Messaging to EDI, Managed File Transfer, Document Capture and Management, Notifications and Secure Messaging we help companies drive costs out of their operations. With over two decades of servicing customers around the globe, EasyLink has established a proven track record for providing effective, reliable and secure communications. For more information on EasyLink, visit www.easylink.com.

Contact:
EasyLink Services International Corporation
Glen Shipley 678-533-8004 /gshipley@easylink.com

EASYLINK SERVICES INTERNATIONAL CORPORATION
Consolidated Statements of Income
for the three months ended October 31, 2011 and 2010
(Unaudited)
(in thousands, except per share data)

	Three Months
	2011	2010

Service revenues, net	$47,014	$22,736
Cost of services	15,708	6,591
Gross profit	31,306	16,145

Operating expenses:
Product development and enhancement	2,999	1,938
Selling and marketing	6,526	2,958
General and administrative	14,255	7,589
Acquisition and integration related	448	1,598
Total Operating expenses	24,228	14,083

Operating income	7,078	2,062

Other income (expense):
Interest expense	(1,558)	(813)
Other non-operating income	21	311
Total Other income (expense)	(1,537)	(502)

Income before income taxes	5,541	1,560
Provision for income taxes	2,239	593
Net Income	3,302	967

Dividends on preferred stock	—	(50)
Net income attributable to common stockholders	$3,302	$917

Basic net income per common share	$0.10	$0.03

Diluted net income per common share	$0.10	$0.03

Weighted average number of common shares outstanding – basic	31,674	29,261

Weighted average number of common shares outstanding – diluted	33,129	30,218

EASYLINK SERVICES INTERNATIONAL CORPORATION
Consolidated Balance Sheets
(Unaudited)
(in thousands)

	October 31, 2011	July 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$23,018	$30,178
Accounts receivable, net	28,421	29,752
Other current assets	5,688	7,665
Total current assets	57,127	67,595

Property and equipment, net	10,119	10,127
Goodwill and other intangible assets, net	138,501	142,109
Other long term assets	23,417	23,228
Total assets	$229,164	$243,059

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$23,334	$24,578
Notes payable	17,961	28,088
Other current liabilities	2,724	3,360
Total current liabilities	44,019	56,026

Notes payable, net of current portion	76,192	80,174
Deferred income taxes, net	6,096	6,940
Other liabilities	909	814
Total liabilities	127,216	143,954

Stockholders' Equity:
Preferred stock	—	—
Common Stock	329	324
Additional paid-in capital	138,805	137,467
Treasury Stock	(2,122)	(2,122)
Accumulated other comprehensive loss	(4,591)	(2,789)
Accumulated deficit	(30,473)	(33,775)
Total stockholders' equity	101,948	99,105
Total liabilities and stockholders' equity	$229,164	$243,059

EASYLINK SERVICES INTERNATIONAL CORPORATION
Reconciliation of GAAP Net income attributable to common stockholders to Non-GAAP
Net income attributable to common stockholders
for the three months ended October 31, 2011 and 2010
(Unaudited)
(in thousands)

	Three Months
	2011	2010
GAAP Net Income attributable to common stockholders	$3,302	$917
Non-GAAP Adjustments:
Amortization	2,276	1,318
Stock Compensation	670	266
Acquisition and integration related	448	1,598
Non-cash Interest	165	496
Non-GAAP Tax Effect	(1,438)	(1,398)

Non-GAAP Net Income attributable to common stockholders	$5,423	$3,197

EASYLINK SERVICES INTERNATIONAL CORPORATION
Reconciliation of GAAP Basic net income per common share to Non-GAAP Basic net income per common share for the three months ended October 31, 2011 and 2010
(Unaudited)

	Three Months
	2011	2010
GAAP Basic net income per common share	$0.10	$0.03
Non-GAAP Adjustments:
Amortization	0.07	0.05
Stock Compensation	0.02	0.01
Acquisition and integration related	0.01	0.05
Non-cash Interest	0.01	0.02
Non-GAAP Tax Effect	(0.04)	(0.05)

Non-GAAP Basic net income per common share	$0.17	$0.11

EASYLINK SERVICES INTERNATIONAL CORPORATION
Reconciliation of GAAP Diluted net income per common share to Non-GAAP Diluted net income per common share for the three months ended October 31, 2011 and 2010
(Unaudited)

	Three Months
	2011	2010
GAAP Diluted net income per common share	$0.10	$0.03
Non-GAAP Adjustments:
Amortization	0.07	0.04
Stock Compensation	0.02	0.01
Acquisition and integration related	0.01	0.05
Non-cash Interest	—	0.02
Non-GAAP Tax Effect	(0.04)	(0.04)

Non-GAAP Diluted net income per common share	$0.16	$0.11

EASYLINK SERVICES INTERNATIONAL CORPORATION
Reconciliation of GAAP Net Income to Adjusted EBITDA
for the three months ended October 31, 2011 and 2010
(Unaudited)
(in thousands)

	Three Months
	2011	2010
Net Income	$3,302	$967
Adjustments:
Interest expense	1,558	813
Provision for income taxes	2,239	593
Depreciation and amortization	3,314	2,209
Stock compensation	670	266
Acquisition and integration related	448	1,598

Adjusted EBITDA	$11,531	$6,446